Exhibit 99.2

News Release
FIRST BANCORP ANNOUNCES LOAN SALE
SAN JUAN, Puerto Rico — February 9, 2011 — First BanCorp (the “Corporation”) [NYSE:FBP] announced today that, pursuant to the non-binding letter of intent announced on December 7, 2010, it has entered into a definitive agreement to sell a loan portfolio with an unpaid principal balance of $516.7 million and a net book value of $438.5 million, before the charge-off taken to properly record the loan pool as held for sale as of December 31, 2010. Such loan portfolio is 94% adversely classified. The size of the loan pool reflects a downward adjustment of approximately $185 million from the amount originally stated in the letter of intent. The loan portfolio is composed of 74% construction loans, 19% commercial real estate loans and 7% commercial loans. The buyer of the portfolio is a new joint venture company (the “Joint Venture”) organized under the Laws of the Commonwealth of Puerto Rico majority owned by PRLP Ventures LLC, an investing company to be created by Goldman, Sachs & Co. and Caribbean Property Group (“CPG”) upon closing of the transaction.
With the loan sale the Corporation will reduce its classified assets and non-performing loans by $410.3 million and $254.3 million, respectively. The transaction will decrease the Corporation’s Puerto Rico non-performing construction and commercial real estate loans by 72% and 16%, respectively, and its Puerto Rico classified residential constructions loans by 74%.
The purchase price of $275.9 million, or 53.4% of the unpaid principal balance of the portfolio as of December 31, 2010, is being funded with $90 million from an initial cash capital contribution by PRLP Ventures LLC, $138 million from an acquisition loan to be provided by FirstBank Puerto Rico (“FirstBank”), the main banking subsidiary of First BanCorp, and $48 million associated with a 35% equity interests in the Joint Venture to be retained by FirstBank. The transaction is subject to a fully sequential pay structure in which: (a) the acquisition loan and other FirstBank sponsored financing must be paid down before any cash flow is received by PLRP Ventures LLC or FirstBank and (b) the equity interest retained by FirstBank will entitle FirstBank to receive cash flow after PRLP Ventures LLC’s investment has been returned and it has earned a portion of its expected return. The Corporation will recognize an estimated pre-tax loss of $101.7 million, after taking into consideration the specific reserves of $60.9 million already assigned to the $438.5 million net book value.
FirstBank will extend an $80 million advance facility to the Joint Venture to fund unfunded commitments and costs to complete projects under construction, and a $20 million working capital line of credit to fund certain expenses of the Joint Venture. The Joint Venture will engage CPG Island Servicing LLC, an affiliate of CPG, as servicer of the purchased loans. The servicer will enter into a sub-servicing agreement with Archon Group, L.P., an affiliate of Goldman, Sachs & Co., under which it will provide certain sub-servicing functions with respect to the purchased loans.
Aurelio Aleman, President and Chief Executive Officer of First BanCorp stated, “The completion of this transaction is an important step in the Corporation’s previously discussed strategic plan to improve the quality and performance of our loan portfolio. This transaction reduces our non-performing loan portfolio by 17%. We thank Goldman, Sachs & Co. and Caribbean Property Group in joining and creating this new joint venture with First BanCorp.”
About First BanCorp
First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp and FirstBank Puerto Rico all operate within U.S. banking laws and regulations. The Corporation operates a total of 170 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; First Management of Puerto Rico; and FirstMortgage, Inc., a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.
Safe Harbor
This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (“FED”) and the order dated June 2, 2010 (the “Order”) that the Corporation and FirstBank Puerto Rico entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico that, among other things, require the Corporation to attain certain capital levels and reduce its special mention, classified, delinquent and non-accrual assets; uncertainty as to whether the Corporation will be able to issue $350 million of equity so as to meet the remaining substantive condition necessary to compel the U.S. Treasury to convert into common stock the shares of Series G Preferred Stock that the Corporation issued to the U.S. Treasury; uncertainty as to whether the Corporation will be able to complete future capital-raising efforts; uncertainty as to the availability of certain funding sources, such as retail brokered CDs; the risk of not being able to fulfill the Corporation’s cash obligations or pay dividends to its shareholders in the future due to its inability to receive approval from the FED to receive dividends from FirstBank Puerto Rico; the risk of being subject to possible additional regulatory actions; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; the Corporation’s reliance on brokered CDs and the Corporation’s ability to obtain, on a periodic basis, approval to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the Order; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expense; risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset; risks of not being able to recover the assets pledged to

Lehman Brothers Special Financing, Inc.; changes in the Corporation’s expenses associated with acquisitions and dispositions; the adverse effect of litigation; developments in technology; risks associated with further downgrades in the credit ratings of the Corporation’s long-term senior debt; general competitive factors and industry consolidation; and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.
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First BanCorp
Alan Cohen
Senior Vice President
Marketing and Public Relations
alan.cohen@firstbankpr.com
(787) 729-8256